EXHIBIT 99.1

Lakeshore Acquisition III Corp. Announces that Ordinary Shares and Rights to Commence Separate Trading on or about June 23, 2025

New York, New York – June 18, 2025 – Lakeshore Acquisition III Corp, a blank check company incorporated in the Cayman Islands as an exempted company (the “Company”), today announced that holders of the Company's units may elect to separately trade the ordinary shares and rights included in its units commencing on or about June 23, 2025.

The ordinary shares and rights will trade on the Nasdaq Global Market (“Nasdaq”) under the symbols LCCC and LCCCR, respectively. Units not separated will continue to trade on Nasdaq under the symbol LCCCU.

About Lakeshore Acquisition III Corp.

The Company is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company intends to conduct a global search for target businesses without being limited by a particular industry, the Company intends to focus on identifying a prospective target business in North America, South America, Europe, or Asia. The Company is led by Mr. Deyin (Bill) Chen, the Company’s Chief Executive Officer and Chief Financial Officer.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Contact:

Lakeshore Acquisition III Corp.

Bill Chen

Chief Executive Officer

+1(917) 327 - 9933

bchen65@126.com